Exhibit B

This exhibit explains the relationship between Azim H. Premji and the other Reporting Persons. Capitalized terms used and not defined have the meaning ascribed to them in the attached Schedule 13G.

Mr. Azim H. Premji, Napean Trading and Investment Co. Pvt. Ltd. and Tarish Investment and Trading Co. Pvt. Ltd. are partners of Hasham Traders. Accordingly, Hasham Traders may be deemed to be directly or indirectly controlled by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interests in Hasham Traders and the partners of Hasham Traders. Consequently, Mr. Azim H. Premji may be deemed to control Hasham Traders and have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Hasham Traders.

Mr. Azim H. Premji, Vidya Investment and Trading Co. Pvt. Ltd. and Prazim Investment and Trading Co. Pvt. Ltd. are partners of Prazim Traders. Accordingly, Prazim Traders may be deemed to be controlled directly or indirectly by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interest Prazim Traders and the partners of Prazim Traders. Consequently, Mr. Azim H. Premji may be deemed to control Prazim Traders and have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Prazim Traders.

Mr. Azim H. Premji, Regal Investment and Trading Co. Pvt. Ltd. and Zash Investment and Trading Co. Pvt. Ltd. are partners of Zash Traders. Accordingly, Zash Traders may be deemed to be controlled directly or indirectly by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interest in Zash Traders and the partners of Zash Traders. Consequently, Mr. Azim H. Premji may be deemed to control Zash Traders and have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Zash Traders.

Mr. Azim H. Premji jointly holds shares with and is the director of Napean Trading and Investment Co. Pvt. Ltd. and may be deemed to control Napean Trading and Investment Co. Pvt. Ltd. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Napean Trading and Investment Co. Pvt. Ltd.

Mr. Azim H. Premji jointly holds shares with and is the director of Regal Investment and Trading Co. Pvt. Ltd. and may be deemed to control Regal Investment and Trading Co. Pvt. Ltd. Consequently, Mr. Azim H. Premji may be deemed to have sole beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Regal Investment and Trading Co. Pvt. Ltd.

Mr. Azim H. Premji jointly holds shares with and is the director of Vidya Investment and Trading Co. Pvt. Ltd. and may be deemed to control Vidya Investment and Trading Co. Pvt. Ltd. Consequently, Mr. Azim H. Premji may be deemed to have sole beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Vidya Investment and Trading Co. Pvt. Ltd.

Mr. Azim H. Premji is the director of the Azim Premji Foundation (I) Pvt. Ltd. and may be deemed to control the Azim Premji Foundation (I) Pvt. Ltd. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by the Azim Premji Foundation (I) Pvt. Ltd. Mr. Azim H. Premji disclaims beneficial ownership in all shares of the Company held by the Azim Premji Foundation (I) Pvt. Ltd.

Mr. Azim H. Premji is the director of, and the Azim Premji Trustee Co. Pvt. Ltd is the trustee of, the Azim Premji Trust. Accordingly, the Azim Premji Trust may be deemed to be directly or indirectly controlled by Mr. Azim H. Premji by virtue of Mr. Azim H. Premji’s direct or indirect ownership interests in the Azim Premji Trust and its trustee. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and sole voting power and dispositive power with respect to all shares of the Company that are beneficially owned by the Azim Premji Trust. Mr. Azim H. Premji disclaims beneficial ownership in all shares of the Company held by the Azim Premji Trust.

Mr. Azim H. Premji jointly holds shares with Yasmeen A. Premji and may be deemed to control such jointly held shares. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Yasmeen A. Premji.

Mr. Azim H. Premji jointly holds shares with Rishad Azim Premji and may be deemed to control such jointly held shares. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Rishad Azim Premji.

Mr. Azim H. Premji jointly holds shares with Tariq Azim Premji and may be deemed to control such jointly held shares. Consequently, Mr. Azim H. Premji may be deemed to have beneficial ownership and shared voting power and dispositive power with respect to all shares of the Company that are beneficially owned by Tariq Azim Premji.